WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^K^^^^6^D^^^^^^Xf^2"^^)h^^f^j^^^^"^NN^^ ^^t^^^^^^%p^sW^^^^b^ICs^^^^^(^^^r^w^^^:f*
